Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations
(312) 592-5384 mark.steinkrauss@teldta.com

Julie D. Mathews, Manager, Investor Relations
(312) 592-5341 julie.mathews@teldta.com

FOR RELEASE:  IMMEDIATE

U.S. CELLULAR REPORTS THIRD QUARTER 2006 RESULTS
Completes restatement of prior period results; reports year-end 2006 net adds

CHICAGO – Feb. 23, 2007 - United States Cellular Corporation [AMEX:USM] reported service revenues of $821.8 million for the third quarter of 2006, up 13 percent from $729 million, as restated, for the comparable period one year ago.  The company recorded operating income of $77.3 million during the quarter, up 22 percent compared to $63.3 million, as restated, for the third quarter of 2005.  Net income and diluted earnings per share were $35.9 million and $0.41, respectively, compared to net income and diluted earnings per share of $23.7 million and $0.27, respectively, as restated, for the comparable period one year ago.

U.S. Cellular also completed the restatement of prior period results announced on Nov. 6, 2006, which included each of the years ended Dec. 31, 2002 – 2005, quarterly information for 2004 and 2005, and the first and second quarters of 2006. The restatement was required primarily to correct the accounting for prepaid forward contracts under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. The company will file its Form 10-K/A for 2005, its Forms 10-Q/A for the first and second quarters of 2006, and its Form 10-Q for the third quarter of 2006, with the Securities and Exchange Commission later today.

Third Quarter Highlights

•     The total number customers increased 8 percent year over year to 5,729,000.  The number of retail customers increased 8 percent to 5,127,000.

•     Average monthly revenue per unit (ARPU) increased 4 percent to $47.93.

•     Data revenues increased 74 percent to $56.7 million.

•     The company recorded a postpay churn rate of 1.6 percent.

•     An investment in the Los Angeles Standard Metropolitan Statistical Area Limited Partnership contributed $16 million to equity in earnings of unconsolidated entities.

•     At an Extraordinary General Meeting held on July 25, 2006, Vodafone approved a share consolidation in which 8 American Depository Receipts (“ADRs”) were consolidated into 7 ADRs and a return of capital (“Special Distribution”).  U.S. Cellular received approximately $28.6 million from the Special Distribution and recorded it as a return of capital.

•     The company recorded a loss in fair value adjustment of derivative instruments of $21.3 million related to accounting for prepaid forward contracts.

“Thanks to our intense focus on customer satisfaction, U.S. Cellular had a strong third quarter financially,” said John E. Rooney, U.S. Cellular’s president and chief executive officer.  “We increased service revenues, drove a dramatic increase in data revenues and improved profitability.  Also contributing to these results are recently launched calling plans designed to better meet the needs of our customers.

“Postpay customers are a cornerstone of U.S. Cellular’s customer satisfaction strategy,” continued Rooney.  “They generate higher lifetime revenue than prepaid or wholesale customers.  Postpay customers also provide a steady and predictable revenue stream for more than five years on average, and benefit the most from and put a significant value on U.S. Cellular’s promise of customer satisfaction.  This strategy resulted in postpay net customer additions of 40,000 in the third quarter.   Retail net customer additions, which includes both postpay and prepaid customer adds, were 28,000 in the third quarter due to a decline in the number of prepaid customers.

“Network quality is key to ensuring outstanding customer service.  For the twelve months ended Sept. 30, the company put in place 577 new cell sites, an increase of 11 percent.  At the same time, our customer base grew 8 percent and minutes of use grew 13 percent.  It is the company’s focus on improved profitability that has controlled network costs, limiting system operations expense growth to only 3.6 percent, year over year,” he concluded.

Year-end 2006 Update

	12/31/06	12/31/05
Postpay customer additions	283,000	291,000
Prepaid customer additions	14,000	120,000
Total net retail customer additions *	297,000	411,000
Wholesale customer additions	13,000	66,000
Total customer additions	310,000	477,000

* U.S. Cellular issues guidance on net retail customer additions.

Certain financial and statistical information will be posted to the U.S. Cellular web site, together with reconciliations to generally accepted accounting principles (GAAP) of certain non-GAAP disclosures.  Investors may access this additional information on the Investor Relations section of the U.S. Cellular web site.

About U.S. Cellular

As of Sept. 30, 2006, U.S. Cellular Corporation, the nation's sixth-largest wireless service carrier, employed 8,000 people and provided wireless service to 5.7 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to:  The ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; risks and uncertainties relating to restatements and possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

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UNITED STATES CELLULAR CORPORATION

SUMMARY OPERATING DATA

Quarter Ended	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Consolidated Markets:
Total population (000s) (1)	55,543	55,543	55,164	45,244	44,690
All customers -
Customer units	5,729,000	5,704,000	5,633,000	5,482,000	5,303,000
Gross customer unit activations	365,000	347,000	434,000	419,000	355,000
Net customer unit activations	25,000	48,000	151,000	125,000	76,000
Market penetration (1)	10.31%	10.27%	10.21%	12.12%	11.87%
Retail customers -
Customer units	5,127,000	5,099,000	5,029,000	4,927,000	4,765,000
Gross customer unit activations	353,000	331,000	380,000	392,000	346,000
Net customer unit activations	28,000	49,000	122,000	130,000	77,000

Cell sites in service	5,726	5,583	5,438	5,428	5,149
Average monthly revenue per unit (2)	$47.93	$46.54	$46.17	$45.88	$46.16
Retail service revenue per unit (2)	$41.65	$40.84	$40.70	$40.13	$40.22
Inbound roaming revenue per unit (2)	$2.55	$2.28	$2.12	$2.31	$2.70
Long-distance/other revenue per unit (2)	$3.73	$3.42	$3.35	$3.44	$3.24
Minutes of use (MOU) (3)	725	719	658	648	639
Postpay churn rate per month (4)	1.6%	1.5%	1.5%	1.6%	1.5%
Marketing cost per gross
customer unit addition (5)	$496	$503	$412	$501	$491
Construction Expenditures (000s)	$152,800	$151,400	$117,200	$197,400	$125,600

(1) Market penetration is calculated using 2005 Claritas population estimates for all periods of 2006 and 2004 Claritas estimates for all periods of 2005.  “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations. The 9/30/06, 6/30/06 and 3/31/06 total population count includes the markets acquired in January 2006 by Carroll Wireless, L.P., a consolidated U.S. Cellular subsidiary, representing the licensed areas for which Carroll Wireless L.P. was the winning bidder in the Federal Communications Commission’s Auction 58 that concluded in February 2005.  The 9/30/06, 6/30/06, 3/31/06 and 12/31/05 total population counts include the population of the 15 markets acquired from ALLTEL in December 2005, and exclude the population of the two markets transferred to ALLTEL in the same transaction.  The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period.

(2) Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$821,820	$791,705	$769,222	$737,790	$729,005
Components:
Retail service revenue during quarter	$714,270	$694,712	$678,110	$645,286	$635,111
Inbound roaming revenue during quarter	$43,806	$38,745	$35,344	$37,184	$42,654
Long-distance/other revenue during quarter	$63,744	$58,248	$55,768	$55,320	$51,240

Divided by average customers during quarter (000s)	5,716	5,670	5,554	5,360	5,264
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$47.93	$46.54	$46.17	$45.88	$46.16
Retail service revenue per unit	$41.65	$40.84	$40.70	$40.13	$40.22
Inbound roaming revenue per unit	$2.55	$2.28	$2.12	$2.31	$2.70
Long-distance/other revenue per unit	$3.73	$3.42	$3.35	$3.44	$3.24

(3) Average monthly local minutes of use per customer (without roaming).

(4) Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5) This measurement is not calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular’s web site, along with additional information related to U.S. Cellular’s third quarter results, at www.uscellular.com.

UNITED STATES CELLULAR CORPORATION

FINANCIAL HIGHLIGHTS

Three Months Ended September 30,

(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Operating Revenues
Service	$821,820	$729,005	$92,815	12.7%
Equipment sales	66,703	66,095	608	N/M
Total Operating Revenues	888,523	795,100	93,423	11.7%
Operating Expenses
System operations (excluding depreciation shown below)	165,107	159,335	5,772	3.6%
Cost of equipment sold	140,757	130,823	9,934	7.6%
Selling, general and administrative	358,392	313,374	45,018	14.4%
Depreciation, amortization and accretion	146,940	128,238	18,702	14.6%
Total Operating Expenses	811,196	731,770	79,426	10.9%

Operating Income	77,327	63,330	13,997	22.1%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	23,483	17,416	6,067	34.8%
Interest and dividend income	601	384	217	56.5%
Interest (expense)	(23,974)	(21,122)	(2,852)	(13.5%)
Fair value adjustment of derivative instruments	(21,285)	(14,241)	(7,044)	(49.5%)
Other (expense)	(225)	(691)	466	67.4%
	(21,400)	(18,254)	(3,146)	(17.2%)
Income Before Income Taxes and Minority Interest	55,927	45,076	10,851	24.1%
Income tax expense	15,510	17,966	(2,456)	(13.7%)
Income Before Minority Interest	40,417	27,110	13,307	49.1%
Minority share of income	(4,542)	(3,438)	(1,104)	(32.1%)
Net Income	$35,875	$23,672	$12,203	51.6%

Basic Weighted Average Common Shares Outstanding (000s)	87,281	86,904	377	N/M
Basic Earnings Per Share	$0.41	$0.27	$0.14	51.9%

Diluted Weighted Average Common Shares Outstanding (000s)	88,092	87,661	431	N/M
Diluted Earnings Per Share	$0.41	$0.27	$0.14	51.9%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

FINANCIAL HIGHLIGHTS

Nine Months Ended September 30,

(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Operating Revenues
Service	$2,382,747	$2,089,232	$ 293,515	14.0%
Equipment sales	188,289	156,294	31,995	20.5%
Total Operating Revenues	2,571,036	2,245,526	325,510	14.5
Operating Expenses
System operations (excluding depreciation shown below)	468,980	446,278	22,702	5.1%
Cost of equipment sold	417,489	374,882	42,607	11.4%
Selling, general and administrative	1,028,865	877,116	151,749	17.3%
Depreciation, amortization and accretion	429,451	382,244	47,207	12.3%
Total Operating Expenses	2,344,785	2,080,520	264,265	12.7%

Operating Income	226,251	165,006	61,245	37.1%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	64,923	49,231	15,692	31.9%
Interest and dividend income	10,996	6,884	4,112	59.7%
Interest (expense)	(70,189)	(63,304)	(6,885)	(10.9%)
Fair value adjustment of derivative instruments	(17,392)	9,938	(27,330)	N/M
Gain (loss) on investments	—	551	(551)	N/M
Other income	(163)	(536)	373	69.6%
	(11,825)	2,764	(14,589)	N/M
Income Before Income Taxes and Minority Interest	214,426	167,770	46,656	27.8%
Income tax expense	77,903	65,955	11,948	18.1%
Income Before Minority Interest Minority share of income	136,523 (11,138)	101,815 (8,034)	34,708 (3,104)	34.1 (38.6%%)
Net Income	$125,385	$93,781	$31,604	33.7%

Basic Weighted Average Common Shares Outstanding (000s)	87,258	86,674	584	N/M
Basic Earnings Per Share	$1.44	$1.08	$0.36	33.3%

Diluted Weighted Average Common Shares Outstanding (000s)	88,071	87,390	681	N/M
Diluted Earnings Per Share	$1.42	$1.07	$0.35	32.7%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

		December 31,
	September 30,	2005
	2006	(as restated)
ASSETS

Current Assets
Cash and cash equivalents	$38,910	$29,003
Marketable equity securities	204,933	—
Accounts receivable from customers and other	393,520	362,359
Inventory	76,925	92,748
Prepaid expenses	36,605	32,068
Deferred income tax asset	—	8,218
Other current assets	21,160	15,489
	772,053	539,885

Investments
Licenses	1,447,569	1,362,263
Goodwill	485,485	481,235
Customer lists	32,048	47,649
Marketable equity securities	3,572	225,387
Investments in unconsolidated entities	197,817	172,093
Notes and interest receivable—long-term	4,767	4,707
	2,171,258	2,293,334

Property, Plant and Equipment
In service and under construction	4,981,963	4,615,234
Less accumulated depreciation	2,382,414	2,062,205
	2,599,549	2,553,029

Other Assets and Deferred Charges	30,647	29,985

Total Assets	$5,573,507	$5,416,233

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of Long-term Debt	$159,856	$—
Derivative Liability	43,210	—
Notes payable	150,000	135,000
Accounts payable
Affiliates	11,065	7,239
Trade	248,805	301,058
Customer deposits and deferred revenues	119,782	111,407
Accrued taxes	42,324	36,748
Accrued compensation	42,504	42,865
Deferred Taxes	28,681	—
Other current liabilities	47,822	28,404
	894,049	662,721

Long-term Debt	1,001,725	1,161,241

Deferred Liabilities and Credits	755,788	809,362

Minority Interest	38,741	41,871

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,289,802	1,286,964
Treasury Shares	(40,594)	(47,088)
Accumulated other comprehensive income	51,571	44,122
Retained earnings	1,494,373	1,368,988
	2,883,204	2,741,038

Total Liabilities and Shareholders’ Equity	$5,573,507	$5,416,233